                                                                    EXHIBIT 99.2

                           FOX KIDS WORLDWIDE, INC.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF ANY AND ALL OUTSTANDING
                       9 1/4% SENIOR NOTES DUE 2007 AND
                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007
                                IN EXCHANGE FOR
                       9 1/4% SENIOR NOTES DUE 2007 AND
                    10 1/4% SENIOR DISCOUNT NOTES DUE 2007

  This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as such term is defined below) 9 1/4% Senior Notes due 2007 (the "Old Senior Notes") and 10 1/4% Senior Discount Notes due 2007 (the "Old Senior Discount Notes" and, together with the Old Senior Notes, the "Old Notes") are not immediately available, or (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. on the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Old Notes (or facsimile thereof) must also be received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent For The Exchange Offer Is:

                             THE BANK OF NEW YORK

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By Registered or Certified Mail:          Facsimile Transmission:                By Hand or Overnight Delivery:
     The Bank of New York               (Eligible Institutions Only)
     101 Barclay Street                      (212) 815-                              The Bank of New York
 Reorganization Section/7E                                                            101 Barclay Street
  New York, New York 10286             To Confirm by Telephone or                 Reorganization Section/7E
         Attention:                        for Information Call:                  New York, New York 10286
                                                                                           Attention:
                                                (212) 815-
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  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA
FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A
VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to Fox Kids Worldwide, Inc. (the "Company") upon the terms and subject to the conditions set forth in the Prospectus dated March , 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering."

  The undesigned understands that tenders of Old Notes will be accepted only in integral multiples of $1,000 in principal amount at maturity. The undersigned understands that tenders of Old Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 P.M., New York City time on the Expiration Date. Tenders of Old Notes may also be withdrawn if the Exchange Offer is terminated without any such Old Notes being purchased thereunder or as otherwise provided in the Prospectus.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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                           PLEASE SIGN AND COMPLETE

 Signature(s) of Registered Owner(s)      Name(s) of Registered Holder(s):
 or Authorized Signatory: ___________     ____________________________________

 ____________________________________     ____________________________________


 Principal Amount of Old Senior           Address: ___________________________
 Notes Tendered: ____________________     ____________________________________


 Principal Amount at Maturity of Old      Area Code and Telephone No.: _______
 Senior Discount Notes Tendered: ____

                                          Date: ______________________________
 Certificate No(s). of Old Notes
 (if available): ____________________
 ____________________________________
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 This Notice of Guaranteed Delivery must be signed by the holder(s) of Old
 Notes as their name(s) appear on certificates for Old Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or such representative capacity, such person must provide his or her full title below.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s): ____________________________________________________________________

 _____________________________________________________________________________

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________

_____________________________________________________________________________
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

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank;
 (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

   The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                             (PLEASE TYPE OR PRINT)

 Name of Firm: ______________________     ____________________________________
                                                  Authorized Signature

 Address: ___________________________
                                          Title: _____________________________

 ____________________________________
                             Zip Code
                                          Dated: _____________________________
 ____________________________________
     Area Code and Telephone No.
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NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR
      OLD NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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